EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-39457) and Form S-8 (Nos. 333-23821, 333-23823, 333-23825, 333-23827, 333-43447, 333-52807, 333-52809, 333-39780 and 333-105711) of Ingram Micro Inc. of our report dated February 26, 2008 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/  PricewaterhouseCoopers LLP

Orange County, California
February 27, 2008